UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2012

Griffin-American Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, West Tower, Suite 200, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 270-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of May 14, 2012, we entered into an indemnification agreement with Mathieu B. Streiff, our Executive Vice President. Pursuant to the terms of the indemnification agreement, we will indemnify and advance expenses and costs incurred by Mr. Streiff in connection with any claims, suits or proceedings brought against him as a result of his service, commencing upon his appointment as our Executive Vice President. However, our indemnification obligation will be subject to certain limitations provided in the indemnification agreement and our charter.

The foregoing description of the indemnification agreement is qualified in its entirety by reference to the indemnification agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Indemnification Agreement by and between Griffin-American Healthcare REIT II, Inc. and Mathieu B. Streiff, effective as of May 14, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

May 16, 2012	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Indemnification Agreement by and between Griffin-American Healthcare REIT II, Inc. and Mathieu B. Streiff, effective as of May 14, 2012